Exhibit 3.1

CHINO COMMERCIAL BANCORP

SHAREHOLDER SUBSCRIPTION RIGHTS AGREEMENT

Name(s):	Number of Shares Covered by Basic Subscription Rights	Aggregate Price of FULL Exercise of Basic Subscription Rights
Address:

Ladies and Gentlemen:

The undersigned, having received and read your offering circular dated __________, 2017 (the “Offering Circular”), understand that as shareholders of Chino Commercial Bancorp (the “Company”) as of [RECORD DATE], they are being given basic subscription rights entitling them to subscribe for up to the number of shares of the Company’s common stock shown above, at a subscription price of $_____ per share. Persons exercising these subscription rights will also receive bonus shares equal to five percent (5%) of the number of shares purchased pursuant to such rights, for no additional consideration. The undersigned further understand that if and only if they fully exercise their basic subscription rights, they are also being given an over-subscription privilege allowing them to subscribe for an unlimited number of additional shares (up to the total number of shares offered) on the same basis (i.e., with the bonus shares attached), subject to availability. The precise number of shares subject to the over-subscription privilege cannot be determined until it is known how many shares remain available after the exercise of all shareholders’ basic subscription rights. If sufficient shares of common stock are available, over-subscription requests will be honored in full. If over-subscription requests exceed the number of shares available, the available shares of common stock among rights holders who exercise their over-subscription privileges will be allocated by the Company on a discretionary basis as described in the Offering Circular. The basic subscription rights and the over-subscription privilege are referred to collectively as the “subscription rights.” For more information concerning the subscription rights, please refer to the Offering Circular.

In addition, the undersigned understand that they may subscribe for any number of shares being offered on a non-rights basis, at the same subscription price of $_____ per share. However, investors purchasing shares in the non-rights portion of the offering will not receive any “bonus” shares in connection with their purchases. Management of the Company, in its sole discretion, may elect not to offer shares in connection with this offering to any person (including a shareholder) who is not a resident of California.

Upon the terms and subject to the conditions specified in the Offering Circular, the undersigned hereby subscribe(s) for the following shares of the Company’s common stock. (Note: Please refer to the accompanying Shareholder Subscription Rights Instruction Sheet for further explanation of how to complete this subscription form):

1.	Basic Subscription Rights – FULL Exercise		A
Subscription is hereby made for ALL of the shares covered by the basic subscription rights as set forth above.

Only one of Box A or Box B may be checked

2.	Basic Subscription Rights – PARTIAL Exercise		B
Subscription is hereby made for FEWER THAN ALL of the shares covered by the basic subscription rights.

If Box B is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($_____ multiplied by the number of shares subscribed for):	$

3.	Over-subscription Privilege		C
Subscription is hereby made in addition to the shares covered by the basic subscription rights. Note: In order to be eligible to purchase shares pursuant to the over-subscription privilege, you must have checked Box A above for the exercise of your FULL basic subscription rights.

If Box C is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($_____ multiplied by the number of shares subscribed for):	$

IMPORTANT: In order to exercise your subscription rights, in whole or in part, this Agreement, signed and accompanied by payment in full for the shares subscribed for thereby, must be received by Chino Commercial Bancorp, 8229 Rochester Avenue, #110, Rancho Cucamonga, CA 91730 , Attention: Trish Bowman, by 5:00 p.m., Pacific Time, on [RIGHTS EXPIRATION DATE], unless extended. Payment may only be made (a) by certified check, bank check, personal check or money order payable to “Chino Commercial Bancorp Stock Offering Account” or (b) by wire transfer of funds to the “Chino Commercial Bancorp Stock Offering Account,” ABA No. 122243062, Account No. 1900141, Attention: Aaron Storm. The subscription price will be deemed to have been received by the Company only upon (i) clearance of any uncertified check; (ii) receipt by the Company of any certified check, or cashier’s check or money order; or (iii) receipt of wired funds in the stock offering account designated above.

4.	Non-rights Subscription		D
Subscription is hereby made for shares in lieu of the subscription rights shares.

If Box D is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($10.50 multiplied by the number of shares subscribed for):	$

IMPORTANT: This Agreement must be signed, accompanied by payment in full for all shares subscribed for pursuant to the non-rights portion of the offering and received by Chino Commercial Bancorp, 8229 Rochester Avenue, #110, Rancho Cucamonga, CA 91730 , Attention: Trish Bowman, by 5:00 p.m., Pacific Time, on [PUBLIC EXPIRATION DATE], unless extended. Payment may only be made as specified in the previous section. In the event the Company rejects all or a portion of your subscription, the Company will refund to you all, or the appropriate portion, of the amount remitted with the subscription agreement, without interest or deduction. The Company will decide which subscriptions to accept, and will mail all appropriate refunds, no later than 30 days after the expiration of the offering, when and as extended.

Regardless of which box(es) was (were) checked above, please sign and date this Agreement below prior to delivering it to the Company together with your completed W-9 form. While we suggest that you make a copy of your completed Agreement for your records before you send it in, we will mail you a copy of your Agreement with an acknowledgement of receipt, promptly after we receive it.

Date:	Date:

Signature (Subscriber)	Signature (Subscriber)

Please print title or capacity (if other than individual shareholder)	Please print title or capacity (if other than individual shareholder)

Unless indicated otherwise below, shares will be registered in the same manner as set forth at the top of this Agreement. If you wish shares to be registered differently, please complete the following:

Name in Which Shares are to be Registered	Number of Shares

(Please Print)

(Please Print)

If shares being subscribed for are to be delivered to an address other than as shown at the top portion of this Agreement, please complete the following:

Mailing Address

City	State	Zip Code	Telephone

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ASSIGNMENT OF SUBSCRIPTION RIGHTS

(To be signed only upon the assignment of basic subscription rights)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Name of Transferee (Please Print)	Mailing Address

City	State	Zip Code	Telephone

Subscription rights to purchase up to __________ shares of Common Stock of Chino Commercial Bancorp pursuant to such shareholder’s basic subscription rights, representing all or a portion of the subscription rights covered by this Shareholder Subscription Rights Agreement, and does hereby irrevocably constitute and appoint ______________ Attorney to transfer said subscription rights on the books of the Company, with full power of substitution in the premises.

The undersigned further requests and directs the Company, as soon as possible, to issue a new Shareholder Subscription Rights Agreement to the Transferee named above, evidencing the transferred subscription rights.

Dated: ____________________________, 2017	Dated: ____________________________, 2017

MEDALLION GUARANTEE	MEDALLION GUARANTEE
OF SUBSCRIPTION RIGHTS HOLDER SIGNATURE	OF SUBSCRIPTION RIGHTS HOLDER SIGNATURE

Signature Guaranteed:	Signature Guaranteed:
(Name of Bank or Firm)	(Name of Bank or Firm)

By:	By:
(Signature of Officer)	(Signature of Officer)

 IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program.

(If your shares are held in joint ownership, all joint owners should sign this Assignment.)

For transfers of partial subscription rights only:
Check here if you would like to receive a new Shareholder Subscription Rights Agreement evidencing the balance of your subscription rights.

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